EXHIBIT 99.1

KAUFMAN
ROSSIN &
CO.     PROFESSIONAL
         ASSOCIATION
CERTIFIED PUBLIC ACCOUNTANTS


miami, florida 33133

305 858 5600
305 856 3284 fax


June 27, 2001


Securities and Exchange Commission
450 Fifth Street
Washington, DC 20549

Re: Clements Golden Phoenix Enterprises, Inc.



This letter is written in response to the requirements of Rule 12b-25(c) under the Securities Exchange Act of 1934 and in satisfaction of item (c) of Part II of Form 12b-25.

We are the independent auditors of Clements Golden Phoenix Enterprises, Inc. (the "Registrant"). The Registrant has stated in Part III of its filing on form 12b-25 that it is unable to timely file, without unreasonable effort or expense, its Annual Report on Form 10-KSB for the year ended March 31, 2001 because our firm has not yet completed our audit of the financial statements of the Registrant for the year ended March 31, 2001.

We hereby advise you that we have read the statements  made by the Registrant in
Part III of its filing on Form 12b-25 for the year ended March 31, 2001, and agree with the statements made therein as they relate to accounting and auditing matters.


Very truly yours,

/s/ Kaufman, Rossin & Co.
Kaufman, Rossin & Co.




                       MIAMI * FT. LAUDERDALE * BOCA RATON